Exhibit 24.10 - Certified copy of the Resolution of the Board of Directors authorizing signatures pursuant to powers of attorney

                                     EXTRACT
                                      FROM
                           BOARD OF DIRECTORS MEETING
                                FEBRUARY 24, 2005


After discussion, upon motion duly seconded, it was RESOLVED, that the Form 10-K for the year ended December 31, 2004, in form substantially similar to that which has been reviewed by the Directors of the Corporation, is hereby approved; and, be it further

          RESOLVED, that the Proper Officers of the Corporation be, and hereby are, and each of them with the full authority without the others hereby is authorized and empowered, in the name and on behalf of the Corporation, to execute the Corporation's Form 10-K for the year ended December 31, 2004, in a form substantially similar to the form approved by the Directors of the Corporation, with such changes as such Proper Officers, with the concurrence of the Disclosure Committee, deem necessary or desirable, the execution by such Proper Officers to be conclusive evidence that they or he/she deemed such changes to be necessary or desirable, and to execute any amendments to such Form 10-K, to procure all necessary signatures thereon, and to file such Form 10-K and any amendments when so executed (together with appropriate exhibits thereto) with the Securities and Exchange Commission; and, be it further

          RESOLVED, that the Proper Officers of the Corporation are, authorized and empowered in the name and on behalf of the Corporation to execute and deliver any and all such documents, certificates, instruments, agreements, or regulatory filing, including any amendments, modifications, or supplements thereto, and to take all such further action as any such officer or other such authorized person deems necessary, proper, convenient, or desirable in order to carry out the foregoing resolutions and to effectuate the purposes and intents thereof, the taking of any such action to be conclusive evidence of the approval thereof by the directors of the Corporation; and, be it further

          RESOLVED, that all actions previously taken and all documents, instruments, certificates and the like previously executed by directors or officers of the

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Corporation or other authorized  persons in connection with the matters referred to in the foregoing resolutions be hereby approved, ratified and confirmed in all respects; and, be it further

          RESOLVED, that each of the Chairman and Chief Executive Officer, the Chief Operating Officer, any President, any Executive Vice President, any Senior Vice President or any Vice President of the Corporation shall be considered a Proper Officer of the Corporation for the purposes of each of the foregoing resolutions.



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